EXHIBIT 99.1  Press Release Dated May 6, 2004


================================================================================
                                  PRESS RELEASE
================================================================================

FROM:    SIMON R.C. WADSWORTH

SUBJECT: SOLID  OPERATING  RESULTS  BOOST  MID-AMERICA  APARTMENTS'  FUNDS  FROM
         OPERATIONS

DATE:    MAY 6, 2004
--------------------------------------------------------------------------------


Memphis, TN, Mid-America Apartment Communities, Inc. (NYSE: MAA) reported Funds From Operations ("FFO") of $17,491,000 or $0.76 per share/unit for the first quarter ended March 31, 2004. This was $0.05 per share/unit higher than analysts' prior First Call estimates, $0.06 per share/unit higher than the $0.70 FFO per share/unit reported for the same quarter a year ago, and was a first quarter record.

FFO for the quarter includes $0.03 per share/unit of non-cash income relating to the amortization of the adjustment of the value of debt assumed during the 3rd quarter of 2003. Before this adjustment, FFO per share/unit grew by 4.3% over the comparable quarter of a year ago. FFO is the generally accepted measure of operating performance for real estate investment trusts. On a similar basis, AFFO for the quarter was 65 cents per share/unit, also a record, and compares to 58 cents for the same period a year ago. Reconciliation and discussions of FFO and AFFO can be found later in this release.

The net income available for common shareholders for the quarter ended March 31, 2004 was $1,349,000, or $0.07 per common share, as compared to $401,000, or $0.02 per common share for the same quarter a year ago.

The Company paid a common dividend of 58.5 cents per share on April 30, 2004 to shareholders of record on April 24, 2004.

Highlights for the quarter were:

o Average same store physical occupancy in the first quarter increased to 93.5% from 91.9 % in the same quarter a year ago.
o Same-store revenues grew by 2.0% as compared to the same quarter last year and property net operating income grew by 0.7%.
o    Same store resident turnover dropped 6% from the first quarter of 2003.
o The acquisition of Verandas at Timberglen in Dallas (in our joint venture with Crow Holdings) and Monthaven Park in Nashville were completed during the quarter.
o    Fixed charge coverage strengthened to 2.58 times, from 2.48 a year ago.
o The Company increased the capacity of its credit facilities with Fannie Mae to $950 million and extended maturities to between 2010 and 2014.


Eric Bolton, Chairman and CEO said, "Mid-America's strong operating capabilities and investment strategy focused on deploying capital in the high growth southeastern and south central regions of the country, diversified across large, middle and small tier markets, continues to deliver one of the best operating and shareholder performances for the sector. By remaining committed to protecting property values and long-term FFO growth potential during the weak operating environment of the last two years, the portfolio remains poised to capture higher FFO as leasing conditions improve."

Simon Wadsworth, Executive Vice-President and CFO said, "Our growth in FFO and fixed charge coverage has improved our financial flexibility. We're also pleased that the modification to our credit agreement with Fannie Mae not only extends our debt maturities and increases our borrowing potential, but also reduces the credit-enhancement fee later this year. At the end of March we successfully refinanced $40 million of the debt acquired with the acquisition of our joint venture assets last year. Excluding the impact of the fair value amortization discussed above, we expect annualized interest savings of 3 cents per share/unit with a further 6 cents per share/unit of annualized interest savings from $60 million of refinancings planned during the second quarter. We are in the final stages of negotiating a $100 million credit agreement with Freddie Mac, which we plan to use for part of our debt financing program over the next couple of years.

"We're increasing our FFO forecast for this year to a mid-point of $2.92 per share/unit, with a range of $2.90 to $2.94 per share/unit. We expect improved occupancy and revenue performance to continue for the balance of the year, partially offset by rising interest rates. We've not projected any additional acquisitions, although we are continuing to seek transactions that pass our stringent investment hurdles.


MAA is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 36,712 apartment units throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.


Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions, redevelopment opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange
Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS  (in thousands except per share data)
--------------------------------------------------------------------------------

                                                                 Three months ended
                                                                     March 31,
                                                         -----------------------------------
                                                               2004              2003
                                                         ----------------- -----------------
Property revenues                                                $ 66,200          $ 57,298
Property operating expenses                                        27,467            23,058
--------------------------------------------------------------------------------------------
Net operating income                                               38,733            34,240
Interest and other non-property income                                143               229
Management and fee income, net                                        145               248
Property management expenses                                        2,553             2,261
General & administrative                                            2,371             1,826
Depreciation                                                       17,233            13,875
--------------------------------------------------------------------------------------------
Income from continuing operations before
    non-operating items                                            16,864            16,755
Interest expense                                                  (12,595)          (11,635)
Gain on debt extinguishment                                            82                 -
Amortization of deferred financing costs                             (463)             (624)
Minority interest in operating partnership income                    (420)             (133)
Loss from investments in unconsolidated entities                      (41)             (125)
Net gain on insurance settlement proceeds                           1,628                79
--------------------------------------------------------------------------------------------
Income from continuing operations                                   5,055             4,317
Discontinued operations:
    Property operations                                                 -                 9
--------------------------------------------------------------------------------------------
Net income                                                          5,055             4,326
Preferred dividend distribution                                     3,706             3,925
--------------------------------------------------------------------------------------------
Net income available for common shareholders                     $  1,349          $    401
--------------------------------------------------------------------------------------------

Weighted average common shares - Diluted                           20,365            17,921
Net income available for common shareholders                     $   0.07          $   0.02



--------------------------------------------------------------------------------
FUNDS FROM OPERATIONS (in thousands except per share data)
--------------------------------------------------------------------------------

Net income                                                       $  5,055          $  4,326
Addback: Depreciation real estate assets                           16,899            13,531
Subtract: Net gain on insurance settlement proceeds                 1,628                79
Addback: Depreciation real estate assets
    of discontinued operations                                          -                39
Addback: Depreciation real estate assets
    of unconsolidated entities                                        451               499
Subtract: Preferred dividend distribution                           3,706             3,925
Addback: Minority interest in operating partnership income           (420)             (133)
--------------------------------------------------------------------------------------------
Funds from operations                                              17,491            14,524
Recurring Capex                                                     2,588             2,493
--------------------------------------------------------------------------------------------
Adjusted funds from operations                                   $ 14,903          $ 12,031
--------------------------------------------------------------------------------------------

Weighted average common shares and units - Diluted                 23,044            20,657
Funds from operations per shares and units - Diluted             $   0.76          $   0.70
Adjusted funds from operations per shares and units - Diluted    $   0.65          $   0.58

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS (in thousands)
--------------------------------------------------------------------------------

                                                     March 31,       December 31,
                                                       2004              2003
                                                   --------------  ----------------
Assets
Gross real estate assets                             $ 1,708,331       $ 1,670,417
Accumulated depreciation                                (356,309)         (339,704)
Other real estate assets, net                             25,523            21,136
-----------------------------------------------------------------------------------
Real estate assets, net                                1,377,545         1,351,849
Cash and cash equivalents, including restricted cash      17,662            20,880
Other assets                                              29,611            33,804
-----------------------------------------------------------------------------------
    Total assets                                     $ 1,424,818       $ 1,406,533
===================================================================================

Liabilities
Notes payable                                        $   979,495       $   951,941
Other liabilities                                         59,867            61,279
-----------------------------------------------------------------------------------
    Total liabilities                                  1,039,362         1,013,220
Shareholders' equity and minority interest               385,456           393,313
-----------------------------------------------------------------------------------
    Total liabilities & shareholders' equity         $ 1,424,818       $ 1,406,533
===================================================================================

--------------------------------------------------------------------------------
SHARE AND UNIT DATA (in thousands)
--------------------------------------------------------------------------------

                                                          Three months ended
                                                               March 31,
                                                   --------------------------------
                                                         2004             2003
                                                   ----------------  --------------
Weighted average common shares - Basic                    20,038            17,752
Weighted average common shares - Diluted                  20,365            17,921
Weighted average common shares and units - Basic          22,717            20,487
Weighted average common shares and units - Diluted        23,044            20,657
Common shares at March 31 - Basic                         20,354            17,882
Common shares at March 31 - Diluted                       20,607            17,936
Common shares and units at March 31 - Basic               23,025            20,616
Common shares and units at March 31 - Diluted             23,278            20,670

--------------------------------------------------------------------------------
OPERATING RESULTS (Dollars and shares in thousands except per share data)
--------------------------------------------------------------------------------

ROA                                               Three Months Ended     Trailing
                                                    March 31, 2004      4 Quarters
                                                 --------------------  ------------
       Net income                                    $  5,055          $   20,935
       Net gain on insurance settlement proceeds       (1,628)             (4,491)
       Gain on sale of discontinued operations              -              (1,919)
       Depreciation                                    17,233              62,376
       Amortization of deferred financing costs          (463)              2,223
       Interest expense                                12,595              46,992
-----------------------------------------------------------------------------------
       EBITDA                                        $ 32,792          $  126,116
-----------------------------------------------------------------------------------

                                                   Annualized         Trailing
                                                      1Q04           4 Quarters
                                                 -----------------  ---------------
       Gross Real Estate Assets, Average             $1,737,666        $1,648,230
       EBITDA                                        $  131,168        $  126,116
       EBITDA/Gross Real Estate Assets                      7.5%              7.7%

                                                     Three Months Ended March 31,
                                                  ---------------------------------
                                                      2004              2003
                                                  ---------------   --------------
EBITDA/Debt Service                                        2.50x             2.42x
EBITDA/Fixed Charges                                       2.58x             2.48x
Total Debt as % of Gross Real Estate Assets                  56%               55%
MAA portion of JV debt                                   $24,883           $37,524

--------------------------------------------------------------------------------
COMMUNITY STATISTICS
--------------------------------------------------------------------------------

Properties are grouped by operational responsibility.

                                                      At March 31, 2004
                                 ----------------------------------------------------------------------------
                                                                                    Average
                                   Number of        Portfolio                      Rental Rate
                                     Units        Concentration    Occupancy        Per Unit
                                 -------------   ---------------  -------------   ---------------------------
Tennessee
    Memphis                            4,837          13.17%           92.7%        $ 646.16
    Nashville                          1,855           5.05%           91.7%        $ 713.05
    Chattanooga                          943           2.57%           93.1%        $ 564.07
    Jackson                              664           1.81%           93.1%        $ 577.61

Florida
    Jacksonville                       3,631           9.89%           90.8%        $ 759.65
    Tampa                              1,120           3.05%           94.4%        $ 770.15
    Other                              2,518           6.86%           94.3%        $ 736.01

Georgia
    Atlanta                            2,116           5.76%           94.0%        $ 729.14
    Columbus / LaGrange                1,509           4.11%           95.5%        $ 657.54
    Augusta / Aiken / Savannah           912           2.48%           92.9%        $ 619.49
    Other                              1,962           5.34%           95.1%        $ 675.41

Texas
    Dallas                             3,376           9.20%           90.6%        $ 724.85
    Houston                            1,310           3.57%           91.1%        $ 730.78
    Austin                             1,254           3.42%           91.7%        $ 621.95

South Carolina
    Greenville                         1,492           4.06%           94.0%        $ 549.19
    Other                                784           2.14%           93.9%        $ 690.58

Kentucky
    Lexington                            924           2.52%           94.3%        $ 705.08
    Other                                624           1.70%           95.2%        $ 608.89

Mississippi                            1,673           4.56%           95.5%        $ 601.12
Alabama                                  952           2.59%           91.6%        $ 650.53
Arkansas                                 808           2.20%           96.2%        $ 627.47
North Carolina                           738           2.01%           93.8%        $ 541.53
Ohio                                     414           1.13%           91.3%        $ 683.70
Virginia                                 296           0.81%           97.3%        $ 759.31
-------------------------------------------------------------------------------------------------------------
                       Total          36,712         100.00%           93.1%        $ 677.68

--------------------------------------------------------------------------------
SAME STORE STATISTICS
--------------------------------------------------------------------------------

Dollars in thousands except Average Rental Rate


                                Three Months    Three Months   Percent Change   Three Months   Percent Change
                                   Ended           Ended           From            Ended           From
                                Mar 31, 2004    Mar 31, 2003    Mar 31, 2003   Dec 31, 2003    Dec 31, 2003
                              ---------------  --------------  --------------  --------------  --------------
Revenues                             $54,506         $53,461            2.0%         $54,323            0.3%

Property Operating Expenses           14,974          14,136            5.9%          15,909           -5.9%
RE Taxes and Insurance                 7,099           7,070            0.4%           6,774            4.8%
Other Expenses                           143             192          -25.5%             152           -5.9%
-------------------------------------------------------------------------------------------------------------
Total Operating Expenses              22,216          21,398            3.8%          22,835           -2.7%

-------------------------------------------------------------------------------------------------------------
NOI                                  $32,290         $32,063            0.7%         $31,488            2.5%
-------------------------------------------------------------------------------------------------------------

Units (1)                             29,043          29,043                          29,043
Average Rental Rate (1)              $657.54         $655.97            0.2%         $657.81            0.0%
Average Physical Occupancy (1)         93.5%           91.9%            1.6%           93.1%            0.4%

(1)  Values are at March 31, 2004 and 2003, and December 31, 2003.

--------------------------------------------------------------------------------
DEBT AS OF MARCH 31, 2004
--------------------------------------------------------------------------------
Dollars in thousands

                                         Principal       Average Years       Average
                                          Balance        to Maturity(1)        Rate
                                       ---------------  -----------------  ---------------------------------------------
Conventional - Fixed Rate or Swapped        $ 581,286             9.3             6.5%
Conventional - Forward Swapped(2)              40,000            10.7             1.7%
Tax-free - Fixed Rate or Swapped              113,219            23.6             5.3%
Conventional - Variable Rate                  215,610             8.8             1.9%
Tax-free - Variable Rate                       29,380            20.4             1.8%
-------------------------------------------------------------------------------------------------------------------------
     Total                                  $ 979,495            11.2             5.0%

(1) Maturities on swapped balances are calculated using the life of the underlying variable debt.
(2) As the forward swaps are not yet in effect, the average rate represents the rate on the underlying variable debt.

FUTURE PAYMENTS                                                                             Average
                                         Scheduled                                          Rate of
                                        Amortization     Maturities          Total         Maturities
                                        --------------  ----------------   ------------  -------------------------------
                                2004        $   2,713       $  91,168        $  93,881        5.8%
                                2005            3,311           7,689           11,000        3.3%
                                2006            3,492           4,459            7,951        8.8%
                                2007            3,623               -            3,623
                                2008            3,529          30,539           34,068        5.5%
                          Thereafter           92,821         736,151          828,972        4.9%
-------------------------------------------------------------------------------------------------------------------------
                               Total        $ 109,489       $ 870,006        $ 979,495        5.0%


--------------------------------------------------------------------------------
OTHER DATA
--------------------------------------------------------------------------------
Shares and units in thousands except per share data

                                                           Three Months Ended March 31,
                                                         ----------------------------------------------------------------
                                                                 2004             2003
                                                         -----------------  ---------------------------------------------
Number of apartment units with ownership interest
    (excluding development units not delivered)                36,712           34,507
Apartment units added during period, net                          978              584


PER SHARE DATA
     Dividend declared per common share                       $ 0.585          $ 0.585


DIVIDEND INFORMATION (latest declaration)                 Payment          Payment           Record
                                                         per Share           Date             Date
                                                     ----------------   --------------   -----------------------------
     Common Dividend - quarterly                          $0.5850         04/30/2004       04/24/2004
     Preferred Series F - monthly                         $0.1927         05/15/2004       05/01/2004
     Preferred Series H - quarterly                       $0.51875        03/23/2004       03/13/2004

--------------------------------------------------------------------------------
NON-GAAP FINANCIAL DEFINITIONS
--------------------------------------------------------------------------------


Funds From Operations (FFO)

     FFO represents net income (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP) excluding extraordinary items, minority interest in Operating Partnership income, gain on disposition of real estate assets, plus depreciation of real estate and adjustments for joint ventures to reflect FFO on the same basis. This definition of FFO is in accordance with the National Association of Real Estate Investment Trust's definition.

     Disposition of real estate assets includes sales of discontinued operations as well as proceeds received from insurance settlements from property damage.

     Our Calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income.

     The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

     While the Company has included the amount charged to retire preferred stock in excess of carrying values in its FFO calculation in response to the SEC's July 31st Staff Policy Statement relating to EITF Topic D-42 concerning the calculation of earnings per share for the redemption of preferred stock, the Company believes that FFO before amount charged to retire preferred stock in excess of carrying values is also an important measure of operating performance as the amount charged to retire preferred stock in excess of carrying values is a non-cash adjustment representing issuance costs in prior periods for preferred stock.


Adjusted Funds From Operations (AFFO)

     For purposes of these computations, AFFO is composed of FFO less recurring capital expenditures plus the premiums and original issuance costs of preferred stock that was redeemed. As an owner and operator of real estate, we consider AFFO to be an important measure of performance from core operations because AFFO measures our ability to control revenues, expenses and recurring capital expenditures.


Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)

     For purposes of these computations, EBITDA is composed of net income before net gain on discontinued operations and insurance settlement proceeds, plus depreciation, interest expense, and amortization of deferred financing costs. EBITDA is a non-GAAP financial measure we use as a performance measure. As an owner and operator of real estate, we consider EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of our operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.